UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2024

PROMIS NEUROSCIENCES INC.

(Exact name of registrant as specified in its charter)

Ontario, Canada	001-41429	98-0647155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 200, 1920 Yonge Street, Toronto, Ontario	M4S 3E2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 847-6898

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, no par value per share	PMN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2024, ProMIS Neurosciences Inc. (the “Company”) appointed Neil Warma as the President and Chief Executive Officer (“CEO”) of the Company, effective August 1, 2024. Mr. Warma will continue to serve on the Board. Mr. Warma has served as interim President and Chief Executive Officer since December 2023.

On October 8, 2024, in connection with Mr. Warma’s appointment to the role of CEO, he entered into an employment agreement with the Company (the “CEO Employment Agreement”) providing for an annual base salary of $500,000 and annual discretionary bonus with a target of 50% of his base salary. In connection with his appointment, Mr. Warma was also granted (i) an option to purchase 1,144,122 of the Company’s common shares (the “Initial Award”) and (ii) an option to purchase 490,338 of the Company’s common shares (the “Performance Award”). Per the Company’s 2015 Stock Option Plan, the exercise price of each of the Initial Award and the Performance Award is $1.15 per share, the 5-day volume-weighted average price (“VWAP”) as calculated in accordance to the rules and policies of the Toronto Stock Exchange, the stock exchange on which the Company formerly traded its common shares at the time of the adoption of the Company’s 2015 Stock Option Plan. The Initial Award is 25% vested upon grant with the remaining shares vesting ratably over thirty-six months. The Performance Award shall vest 25% on the date that the 10-day VWAP of the Company’s common shares on the Nasdaq Capital Market exceeds three times the exercise price, with the remainder vesting ratably over the following thirty-six months. Mr. Warma was also provided (i) severance in the amount of 12-months’ salary, a pro-rated annual bonus at target, acceleration of time-based stock options and standard continuing benefits in connection with a termination without cause and (ii) severance in the amount of the sum of 18-months’ salary and a pro-rated annual bonus at target, acceleration of time-based stock options and standard continuing benefits in connection with a change in control of the Company.

Mr. Warma also entered into an indemnification agreement with the Company in substantially the same form entered into with the directors and executive officers of the Company. A copy of the form indemnification agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K.

No family relationships exist between Mr. Warma and any of the Company’s directors or executive officers. There are no arrangements or understandings between Mr. Warma and any other person pursuant to which Mr. Warma was selected as the President and Chief Executive Officer, nor are there any transactions to which the Company is or was a participant in which Mr. Warma has a material interest subject to disclosure pursuant to Item 404(a) of Regulation S-K. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Company’s Current Report on Form 8-K, filed January 3, 2024, which includes biographical and other information for Mr. Warma, and the full text of the CEO Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement with Neil Warma, dated October 8, 2024
10.2	Form of Indemnification Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROMIS NEUROSCIENCES INC.

Date: October 10, 2024	By:	/s/ Neil Warma
Name: Neil Warma
Title: Interim Chief Executive Officer